Exhibit 21.1

THE DUN & BRADSTREET CORPORATION SUBSIDIARIES

as of December 31, 2007

Company Name	Place of Incorporation

Allbusiness.com	California
Corinthian Leasing Corporation	Delaware
D&B Acquisition Corp.	Delaware
D&B DataHouse S.r.l.[1]	Italy
D&B Europe Limited	England
D&B Group Holdings (UK)	England
D&B Group, Ltd.	Delaware
D&B Holdings (UK)	England
D&B Iberia Holdings BV	Netherlands
D&B Information Services (M) Sdn. Bhd.	Malaysia
D&B International Consultant (Shanghai) Co. Ltd.	China
D&B Investors L.P.	Delaware
D&B Mauritius Ltd.	Mauritius
D&B Property Holdings, Inc.	Delaware
D&B Services S.r.l.	Italy
Dun & Bradstreet (Asia Pacific) Pte. Ltd.	Singapore
Dun & Bradstreet (HK) Limited	Hong Kong
Dun & Bradstreet (SCS) B.V.	Netherlands
Dun & Bradstreet (U.K.) Pension Plan Trustee Company Ltd	England
Dun & Bradstreet B.V.	Netherlands
Dun & Bradstreet Belgium NV	Belgium
Dun & Bradstreet C.A.	Venezuela
Dun & Bradstreet Canada B.V.	Netherlands
Dun & Bradstreet Canada Holding, Ltd.	Ontario, Canada
Dun & Bradstreet Credit Control, Ltd.	Delaware
Dun & Bradstreet de Mexico, S.A. de C.V.	Mexico
Dun & Bradstreet Deutschland Holding GmbH	Germany / Delaware
Dun & Bradstreet Do Brasil, Ltda.	Brazil / Delaware
Dun & Bradstreet Europe, Ltd.	Delaware
Dun & Bradstreet European Business Information Center B.V.	Netherlands
Dun & Bradstreet Finance Limited	England
Dun & Bradstreet Holdings B.V.	Netherlands
Dun & Bradstreet International, Ltd.	Delaware
Dun & Bradstreet Italy S.r.l.	Italy
Dun & Bradstreet Japan Ltd.	Japan
Dun & Bradstreet Limited (UK)	England
Dun & Bradstreet Limited (Ireland)	Ireland
Dun & Bradstreet Marketing Services NV	Belgium
Dun & Bradstreet Properties Limited	England
Dun & Bradstreet S.A.	Argentina
Dun & Bradstreet S.A.	Peru
Dun & Bradstreet S.A.	Uruguay
Dun & Bradstreet S.r.l.	Italy
Dun & Bradstreet Software Services International, Inc.	Georgia

Company Name	Place of Incorporation

Dun & Bradstreet TSR Ltd.	Japan
Dun & Bradstreet Unterstuetzungskasse GmbH	Germany
Dun & Bradstreet Ventures, Inc.	Delaware
Dun & Bradstreet, Inc.	Delaware
Duns Investing Corporation	Delaware
Duns Investing VIII Corporation	Delaware
Dunservices	France
DunsNet, Inc.	Delaware
First Research, Inc.[2]	North Carolina
Hoover’s, Inc.	Delaware
Ifico-Burgel AG	Switzerland
Kosmos Business Information Limited	England
NV Dun & Bradstreet-Eurinform SA	Delaware
n2 Check Limited	England
Purisma Incorporated	Delaware
Ribes S.p.A.[1]	Italy
Shanghai Huaxia Dun & Bradstreet Business Information Consulting Co., Limited	China
Stubbs (Ireland) Limited	Ireland
The D&B Companies of Canada Ltd.	Ontario, Canada
The Dun & Bradstreet Corporation Foundation	Delaware
Tradethink Limited	Cyprus
Who Owns Whom Limited	England

[1]	Effective December 27, 2007, D&B DataHouse S.r.l. and Ribes S.p.A. were sold.

[2]	Effective January 1, 2008, First Research, Inc. was merged with and into Hoover’s, Inc.